Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-202956) and Form S-8 (File Nos. 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605, 333-181922, 333-205033, and 333-208394) of Unit Corporation of the reference to our reserves audit report for Unit Corporation dated January 21, 2016, which appears in the December 31, 2015 annual report on Form 10-K of Unit Corporation.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 25, 2016